Exhibit 99.1

CORPORATE HEADQUARTERS 4000 Union Pacific Avenue City of Commerce, CA 90023 Phone: (323) 980-8145 www.99only.com

99¢ ONLY STORES® REPORTS THIRD QUARTER AND THE FIRST THREE QUARTERS OF FISCAL 2013 RESULTS

CITY OF COMMERCE, California — February 6, 2013 - 99¢ Only Stores® (the “Company”) announced its financial results for the third quarter and the first three quarters of fiscal 2013 ended December 29, 2012.

The Company’s net sales increased $35.6 million, or 8.8%, to $439.5 million for the third quarter of fiscal 2013 compared to $403.9 million for the third quarter of fiscal 2012.  Same-store sales, calculated on a comparable 13-week period, increased 4.3%.  The Company’s pro forma Adjusted EBITDA(1) was $51.0 million in the third quarter of fiscal 2013, an increase of $3.1 million, or 6.5%, compared to $47.9 million in the third quarter of fiscal 2012, and the Company’s pro forma Adjusted EBITDA margin was 11.6% compared to 11.9% over the same period.

The Company’s net sales increased $98.5 million, or 8.7%, to $1.23 billion for the first three quarters of fiscal 2013 compared to $1.14 billion for the first three quarters of fiscal 2012.  Same-store sales, calculated on a comparable 39-week period, increased 4.3%.  The Company’s pro forma Adjusted EBITDA was $122.0 million for the first three quarters of fiscal 2013, an increase of $6.6 million, or 5.8%, compared to $115.4 million for the first three quarters of fiscal 2012, and the Company’s pro forma Adjusted EBITDA margin was 9.9% compared to 10.2% over the same period.

As of the end of the third quarter of fiscal 2013, the Company’s cash and short-term investments were $36.2 million and total debt was $759.3 million, consisting of net borrowings of $509.3 million under the Company’s first lien term loan facility and $250 million of the Company’s 11% senior unsecured notes. There were no outstanding borrowings under the Company’s senior revolving credit facility.

During the third quarter of fiscal 2013, the Company opened seven stores, four in California, one in Nevada, two in Texas, and closed one store in California upon the expiration of a lease.  As of the end of the third quarter of fiscal 2013, the Company operated 309 stores, an increase of 5.8% in store count over last year. The gross and saleable retail square footage at the end of the third quarter were 6.50 million and 5.11 million, respectively.  This represents an increase of 5.0% and 4.9% gross and saleable square footage, respectively, over last year.

(1)                               “EBITDA,” “Adjusted EBITDA” and “pro forma Adjusted EBITDA” are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the closest GAAP measure of these non-GAAP measures are included in this press release.

The Company believes that revenue growth in the remainder of fiscal 2013 will primarily result from increases in same-store sales and new store openings. The Company currently plans to open approximately six additional stores during the fourth quarter of fiscal 2013 with the majority of new stores expected to be opened in California.

RESTATEMENT OF FIRST AND SECOND QUARTER INTERIM UNAUDITED FINANCIAL STATEMENTS

As reported on a Form 8-K filed today, the Company determined that it should have recognized a $16.3 million loss on debt extinguishment related to the repricing of its first lien term loan facility in the first quarter of fiscal 2013. Although the error had no impact on revenues, cost of sales, operating income, Adjusted EBITDA or pro forma Adjusted EBITDA, the Company has determined that it will restate its interim unaudited financial statements for the quarters ended June 30, 2012 and September 29, 2012 on an amendment to its report on Form 10-Q for the second quarter of fiscal 2013.  The $16.3 million will be recorded as a loss on extinguishment and adjustment to interest expense as part of non-operating expenses, including the related income tax effect. This restatement is reflected in the financial results for the first three quarters of fiscal 2013 ended December 29, 2012 set forth in this press release.

MERGER

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold/Schiffer family.  The acquisition is referred to as the “Merger.” As a result of the Merger, the accompanying financial information is presented for the “Predecessor” and “Successor” periods relating to the periods preceding and succeeding the Merger, respectively. The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of acquisition accounting and changes in the Company’s capital structure resulting from the Merger.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its third quarter and the first three quarters of fiscal 2013 ended December 29, 2012 and the other matters described in this release is scheduled for Thursday, February 7, 2013 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time).

The live Third Quarter Fiscal 2013 Earnings call can be accessed by dialing (888) 771-4371 from the U.S.A., or (847) 585-4405 from international locations, and entering confirmation code 34152057.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for a ConferencePlus operator to assist you.  Please inform the operator that you are calling in for 99¢ Only Stores’ Third Quarter Fiscal 2013 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Sunday, February 24, 2013, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 34152057#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: out-of-period adjustments, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash items. In calculating pro forma Adjusted EBITDA, the Company reflects the impact of the Merger on the Company’s historical financial performance for the periods presented.  Adjusted EBITDA and pro forma Adjusted EBITDA, as presented herein, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

The following tables reconcile EBITDA, Adjusted EBITDA and pro forma Adjusted EBITDA to net income for the periods indicated:

	For the Third Quarter Ended
	December 29, 2012	December 31, 2011
	(In thousands)
	(Unaudited)

Net income	$12,692	$22,175
Interest expense (income), net	14,718	(39)
Provision for income taxes	6,853	15,103
Depreciation and amortization	14,732	7,068
EBITDA	$48,995	$44,307
Out-of-period adjustments (a)	244	(2,004)
Stock-based compensation (b)	835	464
Merger expenses (c)	12	4,104
Legal settlements (d)	—	1,041
Texas lease termination costs (e)	73	105
Purchase accounting effect on leases (f)	373	—
Other (g)	505	188
Adjusted EBITDA	$51,037	$48,205
Additional adjustments related to the Merger:
Executive compensation (h)	—	(185)
Market value adjustments to leases (i)	—	(54)
Credit facility administration fees (j)	—	(50)
Pro forma adjusted EBITDA	$51,037	$47,916

(a)         Represents out-of-period, non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents the net expense associated with one-time litigation settlements involving wages.

(e)          Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(f)           Represents purchase accounting effect on rent revenue and rent expense.

(g)          Represents the following non-cash charges and income (a) for all periods, amortization of gain related to sale leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for third quarter of fiscal 2013, charges related to an interest rate hedging loss; (d) for third quarter of fiscal 2012, charges related to other-than-temporary investment impairments due to credit loss; (e) for third quarter of fiscal 2013, realized losses on disposition of investments.

(h)         Represent salary adjustments implemented in connection with the Merger for our former Chief Executive Officer, former President and Chief Operating Officer, and former Executive Vice President of Special Projects.

(i)             Represent adjustments to market value in connection with the Merger to rent payable to our affiliates under leases.

(j)            Represents administrative fees associated with the first lien term loan facility and senior revolving credit facility.

	For the First Three Quarters Ended
	December 29, 2012	December 31, 2011
	(In thousands)
	(Unaudited)

Net income	$8,011	$54,972
Interest expense, net	45,573	94
Provision for income taxes	4,279	35,162
Depreciation and amortization	43,298	20,771
EBITDA	$101,161	$110,999
Out-of-period adjustments (a)	(806)	(6,072)
Stock-based compensation (b)	2,428	1,777
Merger expenses (c)	521	6,609
Legal settlements (d)	—	2,791
Texas lease termination costs (e)	283	321
Purchase accounting effect on leases (f)	1,154	—
Loss on extinguishment of debt (g)	16,346	—
Other (h)	934	189
Adjusted EBITDA	$122,021	$116,614
Additional adjustments related to the Merger:
Executive compensation (i)	—	(555)
Market value adjustments to leases (j)	—	(535)
Credit facility administration fees (k)	—	(150)
Pro forma adjusted EBITDA	$122,021	$115,374

(a)         Represents out-of-period, non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents the net expense associated with one-time litigation settlements involving wages.

(e)          Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(f)           Represents purchase accounting effect on rent revenue and rent expense.

(g)          Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the first quarter of fiscal 2013.

(h)         Represents the following non-cash charges and income (a) for all periods, amortization of gain related to sale leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for fiscal 2013, charges related to an interest rate hedging loss; (d) for fiscal 2012, charges related to other-than-temporary investment impairments due to credit loss; (e) for fiscal 2013, realized losses on disposition of investments.

(i)             Represent salary adjustments implemented in connection with the Merger for our former Chief Executive Officer, former President and Chief Operating Officer, and former Executive Vice President of Special Projects.

(j)            Represent adjustments to market value in connection with the Merger to rent payable to our affiliates under leases.

(k)         Represents administrative fees associated with the first lien term loan facility and senior revolving credit facility.

99¢ ONLY STORES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 29, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash	$35,677	$27,766
Short-term investments	476	3,631
Accounts receivable, net of allowance for doubtful accounts of $343 and $280 at December 29, 2012 and March 31, 2012, respectively	1,306	2,999
Income taxes receivable	17,680	6,868
Deferred income taxes	24,091	25,843
Inventories, net	239,243	214,318
Assets held for sale	2,621	6,849
Other	13,002	11,297
Total current assets	334,096	299,571
Property and equipment, net	475,992	476,525
Deferred financing costs, net	21,730	30,400
Intangible assets, net	472,878	477,434
Goodwill	471,750	471,513
Deposits and other assets	14,380	12,598
Total assets	$1,790,826	$1,768,041

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$57,752	$41,407
Payroll and payroll-related	19,268	15,580
Sales tax	7,929	6,128
Other accrued expenses	22,699	30,569
Workers’ compensation	37,533	39,024
Current portion of long-term debt	5,237	5,250
Current portion of capital lease obligation	81	77
Total current liabilities	150,499	138,035
Long-term debt, net of current portion	754,020	758,351
Unfavorable lease commitments, net	15,865	18,959
Deferred rent	4,253	798
Deferred compensation liability	5,212	5,136
Capital lease obligation, net of current portion	292	354
Long-term deferred income taxes	216,828	214,874
Other liabilities	3,780	767
Total liabilities	1,150,749	1,137,274
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at December 29, 2012 and March 31, 2012, respectively	—	—
Additional paid-in capital	638,465	636,037
Retained earnings (deficit)	2,718	(5,293)
Other comprehensive (loss) income	(1,106)	23
Total shareholders’ equity	640,077	630,767
Total liabilities and shareholders’ equity	$1,790,826	$1,768,041

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF INCOME

 (In thousands)

(Unaudited)

	For the Third Quarter Ended		For the Three Quarters Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net Sales:
99¢ Only Stores	$427,102	$393,263	$1,198,131	$1,103,027
Bargain Wholesale	12,388	10,657	35,672	32,271
Total sales	439,490	403,920	1,233,803	1,135,298
Cost of sales (excluding depreciation and amortization expense shown separately below)	264,231	238,705	750,832	675,489
Gross profit	175,259	165,215	482,971	459,809
Selling, general and administrative expenses:
Operating expenses	126,012	120,605	365,145	348,538
Depreciation	14,290	7,064	41,973	20,758
Amortization of intangible assets	442	4	1,325	13
Total selling, general and administrative expenses	140,744	127,673	408,443	369,309
Operating income	34,515	37,542	74,528	90,500
Other (income) expense:
Interest income	(29)	(79)	(288)	(281)
Interest expense	14,747	40	45,861	375
Other-than-temporary investment impairment due to credit losses	—	314	—	345
Loss on extinguishment of debt	—	—	16,346	—
Other	252	(11)	319	(73)
Total other expense, net	14,970	264	62,238	366
Income before provision for income taxes	19,545	37,278	12,290	90,134
Provision for income taxes	6,853	15,103	4,279	35,162
Net income	$12,692	$22,175	$8,011	$54,972

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Quarters Ended
	December 29, 2012	December 31, 2011
	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income	$8,011	$54,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41,973	20,758
Amortization of deferred financing costs and accretion of OID	3,138	—
Amortization of intangible assets	1,325	13
Amortization of favorable/unfavorable leases, net	137	—
Loss on extinguishment of debt	16,346	—
Loss on disposal of fixed assets	681	8
Loss on interest rate hedge	719	—
Investments impairment	—	345
Excess tax benefit from share-based payment arrangements	—	(1,383)
Deferred income taxes	781	(7,838)
Stock-based compensation expense	2,428	1,777
Changes in assets and liabilities associated with operating activities:
Accounts receivable	1,700	(1,128)
Inventories	(24,940)	(46,785)
Deposits and other assets	(3,167)	(6)
Accounts payable	11,439	2,037
Accrued expenses	(2,395)	9,105
Accrued workers’ compensation	(1,491)	(2,884)
Income taxes	(7,372)	13,888
Deferred rent	3,455	1,179
Other long-term liabilities	(104)	—
Net cash provided by operating activities	52,664	44,058
Cash flows from investing activities:
Purchases of property and equipment	(44,428)	(33,248)
Proceeds from sale of property and fixed assets	12,044	95
Purchases of investments	(1,525)	(50,927)
Proceeds from sale of investments	4,372	49,969
Net cash used in investing activities	(29,537)	(34,111)

Cash flows from financing activities:
Payment of debt	(3,928)	—
Payment of debt issuance costs	(11,230)	—
Payments of capital lease obligation	(58)	(54)
Repurchases of common stock related to issuance of Performance Stock Units	—	(1,744)
Proceeds from exercise of stock options	—	3,338
Excess tax benefit from share-based payment arrangements	—	1,383
Net cash (used in) provided by financing activities	(15,216)	2,923
Net increase in cash	7,911	12,870
Cash — beginning of period	27,766	16,723
Cash — end of period	$35,677	$29,593

*                         *                         *                         *                         *

Founded in 1982, 99¢ Only Stores® operates 312 extreme value retail stores with 228 in California, 39 in Texas, 29 in Arizona and 16 in Nevada as of February 6, 2013. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Registration Statement on Form S-4 (File No. 333-182582), declared effective on October 9, 2012.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This release also contains non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release.